Exhibit 99.1

PRESS RELEASE

MagnaChip Announces Notice of Noncompliance with NYSE

Continued Listing Standards

SEOUL, South Korea and CUPERTINO, Calif., April 4, 2014 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced that, as expected, on April 2, 2014, the Company received a letter from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2014 and Form 12b-25 filed with the SEC on March 17, 2014, the Audit Committee of the Company’s Board of Directors determined that the Company incorrectly recognized revenue on certain transactions and as a result will restate its financial statements for each of the first, second and third quarters of 2013, all quarters in 2012 and for the years ending 2012 and 2011, which resulted in the Company’s inability to timely file its 2013 Annual Report on Form 10-K. The Company and its advisors are working diligently to complete the previously announced internal review and restatement. While substantial progress has been made, it is expected that this review and work with regard to the previously announced restatement will take several more months, and the Company is currently unable to estimate when it will be in a position to file its 2013 Annual Report on Form 10-K.

The NYSE has informed the Company that, under the NYSE rules, the Company will have six months (until October 1, 2014) to file its 2013 Annual Report on Form 10-K with the SEC. If the Company fails to file its Form 10-K prior to such date, then the NYSE may, in its sole discretion, grant an additional extension of up to six months depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time during the extension period if the circumstances warrant.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release, including the expected timing of completion of the Company’s internal review and restatement and the scope, findings and assessments of its ongoing internal review, are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACT:

Robert Pursel

Director of Investor Relations

Tel. 408-625-1262

robert.pursel@magnachip.com